Exhibit 31.1

I, Donald Taylor, certify that:

1.       I have reviewed this Annual Report on Form 10-K/A for the annual period ended December 31, 2020 of Augusta Gold Corp.;

2.       Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2021

/s/ Donald Taylor
Donald Taylor
Chief Executive Officer
(Principal Executive Officer)